Exhibit 99.1

ANIXTER INTERNATIONAL INC. REPORTS SECOND QUARTER 2019 DILUTED EPS OF $1.86
AND ADJUSTED DILUTED EPS OF $2.05, UP 34%

Second Quarter Highlights

•	Record quarterly sales of $2.3 billion, up 5.8%, organic sales growth of 6.0%

•	Organic sales growth in all segments

•	Operating Profit up 48%

GLENVIEW, IL, (Business Wire) July 25, 2019 - Anixter International Inc. (NYSE: AXE) today announced its results for the second quarter of 2019.

CEO Commentary
"Anixter continues to execute on our strategy of above-market top line growth, increased gross margin and operating margin and enhanced customer experience through our investments in digital innovation and technology. We delivered another strong quarter, with sales growth above our outlook range. This is the fifth consecutive quarter with organic sales growth at or above 5% and organic growth in each segment, and brings our year-to-date organic sales growth to 7%," commented Bill Galvin, President and Chief Executive Officer.

Financial Results

	Three Months Ended			Six Months Ended
(In millions, except per share amounts)	June 28, 2019	June 29, 2018	Percent Change	June 28, 2019	June 29, 2018	Percent Change
Select Reported Measures
Net Sales	$2,262.6	$2,137.9	6%	$4,371.1	$4,102.1	7%
Operating Income	$105.7	$71.3	48%	$180.3	$132.9	36%
Net Income	$63.5	$34.8	83%	$102.6	$66.9	53%
Diluted Earnings Per Share	$1.86	$1.02	82%	$3.00	$1.96	53%
Diluted Weighted Shares	34.2	34.1	—%	34.2	34.1	—%

Select Non-GAAP Measures
Adjusted EBITDA	$129.4	$107.8	20%	$225.9	$191.2	18%
Adjusted Net Income	$70.1	$51.9	35%	$115.5	$91.6	26%
Adjusted Diluted Earnings Per Share	$2.05	$1.53	34%	$3.38	$2.69	26%

Reported (GAAP) Results
The following results are for the 13 weeks ended June 28, 2019, compared to the 13 weeks ended June 29, 2018. Unless otherwise noted, all comparisons are versus the prior year quarter. Both the current and prior year quarters had 64 billing days.

•
Sales increased 5.8% to $2.3 billion. Current quarter sales include two months of favorable impact of the security acquisitions completed in the second quarter of 2018 and the unfavorable impacts of lower average copper prices and generally weaker foreign currencies. Adjusting for these impacts, organic sales increased 6.0%, as detailed in the table on page 9 of this release.

•	Gross profit increased 7.4% to $450.0 million. Gross margin of 19.9% increased by 30 basis points year over year.

•	Operating expense decreased by 1.0% to $344.3 million. Operating expense ratio of 15.2% compares to 16.3%.

•	Operating income increased 48.2% to $105.7 million. Operating margin of 4.7% compares to 3.3%.

•	Interest expense of $19.4 million compares to $19.0 million.

•	Other, net expense of $0.7 million compares to $3.3 million.

•	The effective tax rate of 25.8% compares to 29.0%.

•	Net income of $63.5 million compares to $34.8 million.

•	Earnings per diluted share of $1.86 compares to $1.02.

•	Working capital as a percentage of sales of 19.2% compares to 18.7%.

The following results are for the 26 weeks ended June 28, 2019, compared to the 26 weeks ended June 29, 2018.

•	Cash flow used from operations of $63.2 million compares to cash flow generated from operations of $69.3 million.

•	Capital expenditures of $13.5 million compares to $24.5 million.

Adjusted (Non-GAAP) Measures
Please refer to the tables on pages 9 - 14 for the reconciliations of our reported results prepared in accordance with U.S. GAAP to the non-GAAP measures. Unless otherwise noted, all non-GAAP financial metrics that follow exclude the expense items detailed on page 11 of this release.

•
Adjusted operating expense of $335.5 million compares to $323.6 million, up 3.7%. Adjusted operating expense ratio of 14.8% compares to 15.1%. The increase in adjusted operating expense is due to $4.7 million of incremental expense from the acquisitions and $4.5 million of investment in innovation and business transformation strategies, combined with higher volume-related costs.

•	Adjusted operating income of $114.5 million compares to $95.5 million. Adjusted operating margin of 5.1% compares to 4.5%.

•	Adjusted EBITDA of $129.4 million compares to $107.8 million. Adjusted EBITDA margin of 5.7% compares to 5.0%.

•	Adjusted effective tax rate of 25.7% compares to 29.1%.

•	Adjusted net income increased 34.8% to $70.1 million.

•	Adjusted diluted earnings per share increased 34.0% to $2.05.

Ted Dosch, EVP and Chief Financial Officer, commented, "Our record second quarter sales in each of our three segments, gross margin improvement of 30 basis points, and strong expense discipline drove an increase in adjusted EBITDA margin of 70 basis points over the second quarter of 2018, and operating leverage of 3.4 times."

Segment Update
Network & Security Solutions ("NSS") reported record second quarter sales of $1.2 billion, an increase of 9.4%, or 8.4% on an organic basis. NSS security sales of $525.0 million, which represents approximately 44% of segment sales, increased 14.3%. Adjusted EBITDA increased 23.1% to $93.6 million. Adjusted EBITDA margin of 7.8% compares to 6.9%.

Electrical & Electronic Solutions (“EES”) reported record second quarter sales of $607.0 million, an increase of 0.2%, or 2.3% on an organic basis. Adjusted EBITDA increased 3.6% to $41.8 million. Adjusted EBITDA margin of 6.9%, compares to 6.7%.

Utility Power Solutions (“UPS”) reported record second quarter sales of $455.7 million, an increase of 4.5%, or 5.0% on an organic basis. Adjusted EBITDA increased 18.4% to $27.4 million. Adjusted EBITDA margin of 6.0% compares to 5.3%.

Cash Flow and Credit Metrics
We used $63.2 million of cash flow from operations year-to-date, which compares to $69.3 million generated in the prior year period, driven primarily by an increase in working capital to support growth in the business. Working capital as a percentage of sales was 19.2%, which compares to 18.7% in the prior year quarter. We invested $13.5 million in capital expenditures year-to-date, reflecting investment in information technology and facilities, which compares to $24.5 million in the prior year period.

Key capital structure and credit-related statistics for the quarter:

•	Debt-to-total capital ratio of 43.4%, compares to 44.4% at the end of 2018

•	Debt-to-adjusted EBITDA ratio of 2.9 times compares to 3.0 times at the end of 2018

•	Weighted average cost of borrowed capital of 5.3%, compares to 5.1% in the prior year quarter

•	$546.6 million available under secured accounts receivable, inventory facilities and revolving lines of credit

Outlook
Galvin commented, "We believe that the favorable sales trends that we realized in the first and second quarters of 2019 will continue, based on our strong backlog and pipeline trends, and discussions with our customers and suppliers. We continue to see strong demand, tempered by macro economic uncertainty in certain markets and flat or decelerating trends in certain key economic indicators.

Third Quarter Outlook
Our outlook for the third quarter sales growth is 2.0% - 4.0%, or organic growth of 2.5% - 4.5%. While this expected organic growth is below the Q2 organic growth rate of 6%, it is being compared to a strong Q3 2018 quarter, which had a 7.4% growth rate. The cumulative two year growth rate would be 10.9% at the mid point of the outlook range, which is higher than both of the previous two quarters.

Full Year Outlook
We are increasing the lower end of our full year 2019 sales outlook from 3.5% to 4%, while reaffirming the upper end of the range at 6%. After adjusting for copper and foreign exchange, the organic sales growth outlook is 4.5% - 6.5%.

Based on our outlook for mid single digit sales growth and the related investment in working capital to support that growth, combined with our ongoing investment in innovation and business transformation, we reaffirm our previous estimate for full year cash flow from operations of $150 - $175 million and capital expenditures of $55 - $60 million, which will result in free cash flow of $95 - $115 million."

Conference Call Details
Today's conference call to discuss these results will begin at 9:30 a.m. Central Time. The call will be available as a live audio webcast and can be accessed at the Investor Relations portion of our website at anixter.com/investor. Dial-in numbers for the call are as follows:

U.S./Canada toll-free dial-in:    (833) 235-7649
International dial-in:        (647) 689-4538
Conference ID:             917 8516

A replay of the call will be available at anixter.com/investor for 15 days following the call. Prior to the beginning of the call a supplemental presentation titled “Second Quarter 2019 Highlights and Operating Results” will be available on the Investor Relations section of our website.

About Anixter
Anixter International is a leading global distributor of Network & Security Solutions, Electrical & Electronic Solutions and Utility Power Solutions. We help build, connect, protect, and power valuable assets and critical infrastructures. From enterprise networks to industrial MRO supply to video surveillance applications to electric power distribution, we offer full-line solutions, and intelligence, that create reliable, resilient systems that sustain businesses and communities. Through our unmatched global distribution network along with our supply chain and technical expertise, we help lower the cost, risk and complexity of our customers’ supply chains.

Anixter adds value to the distribution process by providing approximately 130,000 customers access to 1) innovative supply chain solutions, 2) nearly 600,000 products and over $1.0 billion in inventory, 3) 316 warehouses/branch locations with over 9.0 million square feet of space and 4) locations in over 300 cities in approximately 50 countries.  Founded in 1957 and headquartered near Chicago, Anixter trades on the New York Stock Exchange under the symbol AXE.

Safe Harbor Statement
The statements in this release other than historical facts are forward-looking statements made in reliance upon the safe harbor of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of factors that could cause our actual results to differ materially from what is indicated here. These factors include but are not limited to general economic conditions, the level of customer demand particularly for capital projects in the markets we serve, changes in supplier relationships or in supplier sales strategies or financial viability, risks associated with the sale of nonconforming products and services, political, economic or currency risks related to foreign operations, inventory obsolescence, copper price fluctuations, customer viability, risks associated with accounts receivable, risks associated with pension expense and funding, compliance with laws and regulations, the impact of investigative and legal proceedings and legal compliance risks, information security risks, disruption or failure of information systems, disruptions to logistics capability or supply chain, risks associated with substantial debt and restrictions contained in financial and operating covenants in our debt agreements, the impact and the uncertainty concerning the timing and terms of the withdrawal by the United Kingdom from the European Union, unanticipated change in our tax provision and tax liabilities related to the enactment of the Tax Cuts and Jobs Act and risks associated with integration of acquired companies, including, but not limited to, the risk that the acquisitions may not provide us with the synergies or other benefits that were anticipated. These uncertainties may cause our actual results to be materially different than those expressed in any forward looking statements.  We do not undertake to update any forward looking statements.  Please see our Securities and Exchange Commission (“SEC”) filings for more information.

Non-GAAP Financial Measures
In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”) above, this release includes certain financial measures computed using non-GAAP components as defined by the SEC. Specifically, net sales comparisons to the prior corresponding period, both worldwide and in relevant segments, are discussed in this release both on an U.S. GAAP and non-GAAP basis. We believe that by providing non-GAAP organic growth, which adjusts for the impact of acquisitions (when applicable), foreign exchange fluctuations, copper prices and the number of billing days (when applicable), both management and investors are provided with meaningful supplemental sales information to understand and analyze our underlying trends and other aspects of our financial performance. Historically and from time to time, we may also exclude other items from reported financial results (e.g., impairment charges, inventory adjustments, restructuring charges, tax items, currency devaluations, pension settlements, etc.) in presenting adjusted operating expense, adjusted operating income, adjusted income taxes and adjusted net income so that both management and financial statement users can use these non-GAAP financial measures to better understand and evaluate our performance period over period and to analyze the underlying trends of our business. We have also excluded amortization of intangible assets associated with purchase accounting from acquisitions from the adjusted amounts for comparison of the non-GAAP financial measures period over period.

EBITDA is defined as net income before interest, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA before foreign exchange and other non-operating expense and non-cash stock-based compensation, excluding the other items from reported financial results, as defined above. Adjusted EBITDA leverage is defined as the percentage change in Adjusted EBITDA divided by the percentage change in net sales. We believe that adjusted operating income, EBITDA, Adjusted EBITDA and Adjusted EBITDA leverage provide relevant and useful information, which is widely used by analysts, investors and competitors in our industry as well as by our management in assessing both consolidated and business segment performance. Adjusted operating income provides an understanding of the results from the primary operations of our business by excluding the effects of certain items that do not reflect the ordinary earnings of our operations. We use adjusted operating income to evaluate our period-over-period operating performance because we believe this provides a more comparable measure of our continuing business excluding certain items that are not reflective of expected ongoing operations. This measure may be useful to an investor in evaluating the underlying performance of our business. EBITDA provides us with an understanding of earnings before the impact of investing and financing charges and income taxes. Adjusted EBITDA further excludes the effects of foreign exchange and other non-cash stock-based compensation, and certain items that do not reflect the ordinary earnings of our operations and that are also excluded for purposes of calculating adjusted net income, adjusted earnings per share and adjusted operating income. EBITDA and Adjusted EBITDA are used by our management for various purposes including as measures of performance of our operating segments and as a basis for strategic planning and forecasting. Adjusted EBITDA and Adjusted EBITDA leverage may be useful to an investor because this measure is widely used to evaluate a company’s operating performance without regard to items excluded from the calculation of such measure, which can vary substantially from company to company depending on the accounting methods, book value of assets, capital structure and the method by which the assets were acquired, among other factors. They are not, however, intended as an alternative measure of operating results or cash flow from operations as determined in accordance with U.S. GAAP.

Non-GAAP financial measures provide insight into selected financial information and should be evaluated in the context in which they are presented. These non-GAAP financial measures have limitations as analytical tools, and should not be considered in isolation from, or as a substitute for, financial information presented in compliance with U.S. GAAP, and non-GAAP financial measures as reported by us may not be comparable to similarly titled amounts reported by other companies. The non-GAAP financial measures should be considered in conjunction with the Condensed Consolidated Financial Statements, including the related notes, and Management’s Discussion and Analysis of Financial Condition and Results of Operations. Management does not use these non-GAAP financial measures for any purpose other than the reasons stated above.

INVESTOR CONTACTS

Ted Dosch	Kevin Burns
EVP - Finance & CFO	SVP - IR & Treasurer
(224) 521-4281	(224) 521-8258

Additional information about Anixter is available at www.anixter.com

ANIXTER INTERNATIONAL INC.
Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended		Six Months Ended
	June 28, 2019	June 29, 2018	June 28, 2019	June 29, 2018

(In millions, except per share amounts)
Net sales	$2,262.6	$2,137.9	$4,371.1	$4,102.1
Cost of goods sold	1,812.6	1,718.8	3,502.2	3,298.2
Gross profit	450.0	419.1	868.9	803.9
Operating expenses	344.3	347.8	688.6	671.0
Operating income	105.7	71.3	180.3	132.9
Other expense:
Interest expense	(19.4)	(19.0)	(39.8)	(37.2)
Other, net	(0.7)	(3.3)	1.1	(1.0)
Income before income taxes	85.6	49.0	141.6	94.7
Income tax expense	22.1	14.2	39.0	27.8
Net income	$63.5	$34.8	$102.6	$66.9
Income per share:
Basic	$1.86	$1.03	$3.02	$1.98
Diluted	$1.86	$1.02	$3.00	$1.96

Weighted-average common shares outstanding:
Basic	34.1	33.8	34.0	33.8
Diluted	34.2	34.1	34.2	34.1

Reportable Segments
Net sales:
Network & Security Solutions	$1,199.9	$1,096.3	$2,312.4	$2,091.1
Electrical & Electronic Solutions	607.0	605.6	1,173.0	1,174.0
Utility Power Solutions	455.7	436.0	885.7	837.0
	$2,262.6	$2,137.9	$4,371.1	$4,102.1
Operating income:
Network & Security Solutions	$86.3	$66.1	$157.2	$119.6
Electrical & Electronic Solutions	38.2	35.6	67.3	67.0
Utility Power Solutions	23.1	17.9	41.6	34.3
Corporate	(41.9)	(48.3)	(85.8)	(88.0)
	$105.7	$71.3	$180.3	$132.9

ANIXTER INTERNATIONAL INC.
Condensed Consolidated Balance Sheets
	(Unaudited)
	June 28, 2019	December 28, 2018
(In millions)

ASSETS
Current assets:
Cash and cash equivalents	$52.0	$81.0
Accounts receivable, net	1,691.4	1,600.0
Inventories	1,412.2	1,440.4
Other current assets	44.2	50.6
Total current assets	3,199.8	3,172.0
Property and equipment, net	161.6	163.3
Operating leases	229.9	—
Goodwill	838.4	832.0
Intangible assets, net	377.5	392.9
Other assets	103.5	92.9
Total assets	$4,910.7	$4,653.1

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,197.9	$1,320.0
Accrued expenses	280.9	309.0
Current operating lease obligations	56.9	—
Total current liabilities	1,535.7	1,629.0
Long-term debt	1,303.0	1,252.7
Operating lease obligations	178.3	—
Other liabilities	195.8	201.0
Total liabilities	3,212.8	3,082.7
Total stockholders' equity	1,697.9	1,570.4
Total liabilities and stockholders' equity	$4,910.7	$4,653.1

ANIXTER INTERNATIONAL INC.
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Six Months Ended
	June 28, 2019	June 29, 2018
(In millions)

Operating activities:
Net income	$102.6	$66.9
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation	19.0	15.1
Amortization of intangible assets	17.6	19.0
Stock-based compensation	9.3	11.8
Deferred income taxes	0.4	(0.4)
Pension plan contributions	(4.0)	(4.3)
Pension plan expenses	3.1	2.2
Changes in current assets and liabilities, net	(209.5)	(44.5)
Other, net	(1.7)	3.5
Net cash (used in) provided by operating activities	(63.2)	69.3
Investing activities:
Acquisitions of businesses, net of cash acquired	—	(149.9)
Capital expenditures, net	(13.5)	(24.5)
Other	—	4.1
Net cash used in investing activities	(13.5)	(170.3)
Financing activities:
Proceeds from borrowings	2,331.2	1,138.8
Repayments of borrowings	(2,285.2)	(1,049.7)
Proceeds from stock options exercised	1.0	1.1
Other, net	(1.0)	—
Net cash provided by financing activities	46.0	90.2
Decrease in cash and cash equivalents	(30.7)	(10.8)
Effect of exchange rate changes on cash balances	1.7	5.2
Cash and cash equivalents at beginning of period	81.0	116.0
Cash and cash equivalents at end of period	$52.0	$110.4

ANIXTER INTERNATIONAL INC.
Financial Measures That Supplement U.S. GAAP (Unaudited)

Second Quarter 2019 Sales Growth Trends
	Q2 2019				Q2 2018
		Foreign					Adjusted	Growth/(Decline)
(In millions)	As Reported	Exchange Impact	Copper Impact	As Adjusted	As Reported	Acquisitions Impact	for Acquisitions	Actual	Organic

Network & Security Solutions
North America	$901.8	$3.3	$—	$905.1	$852.9	$—	$852.9	5.7%	6.1%
EMEA	88.3	4.0	—	92.3	104.9	0.6	105.5	(15.8)%	(12.5)%
Emerging Markets	209.8	4.3	—	214.1	138.5	20.8	159.3	51.4%	34.4%
NSS	$1,199.9	$11.6	$—	$1,211.5	$1,096.3	$21.4	$1,117.7	9.4%	8.4%

Electrical & Electronic Solutions
North America	$486.9	$2.7	$5.1	$494.7	$473.6	$—	$473.6	2.8%	4.4%
EMEA	60.0	3.3	0.6	63.9	68.1	—	68.1	(12.0)%	(6.1)%
Emerging Markets	60.1	0.5	0.7	61.3	63.9	—	63.9	(5.8)%	(4.2)%
EES	$607.0	$6.5	$6.4	$619.9	$605.6	$—	$605.6	0.2%	2.3%

Utility Power Solutions
North America	$455.7	$1.7	$0.4	$457.8	$436.0	$—	$436.0	4.5%	5.0%
UPS	$455.7	$1.7	$0.4	$457.8	$436.0	$—	$436.0	4.5%	5.0%

Total	$2,262.6	$19.8	$6.8	$2,289.2	$2,137.9	$21.4	$2,159.3	5.8%	6.0%

Geographic Sales
North America	$1,844.4	$7.7	$5.5	$1,857.6	$1,762.5	$—	$1,762.5	4.6%	5.4%
EMEA	148.3	7.3	0.6	156.2	173.0	0.6	173.6	(14.3)%	(10.0)%
Emerging Markets	269.9	4.8	0.7	275.4	202.4	20.8	223.2	33.3%	23.4%
Total	$2,262.6	$19.8	$6.8	$2,289.2	$2,137.9	$21.4	$2,159.3	5.8%	6.0%

Note: There were 64 billing days in the second quarter of 2019 and 2018. Adjustment for billing days unnecessary.

ANIXTER INTERNATIONAL INC.
Financial Measures That Supplement U.S. GAAP (Unaudited) - continued

June Year-to-Date 2019 Sales Growth Trends
	YTD 2019				YTD 2018
		Foreign					Adjusted	Growth/(Decline)
(In millions)	As Reported	Exchange Impact	Copper Impact	As Adjusted	As Reported	Acquisitions Impact	for Acquisitions	Actual	Organic

Network & Security Solutions
North America	$1,726.6	$8.8	$—	$1,735.4	$1,621.4	$—	$1,621.4	6.5%	7.0%
EMEA	181.9	10.2	—	192.1	203.2	1.7	204.9	(10.5)%	(6.2)%
Emerging Markets	403.9	11.3	—	415.2	266.5	46.7	313.2	51.6%	32.6%
NSS	$2,312.4	$30.3	$—	$2,342.7	$2,091.1	$48.4	$2,139.5	10.6%	9.5%

Electrical & Electronic Solutions
North America	$929.9	$6.7	$10.2	$946.8	$916.5	$—	$916.5	1.5%	3.3%
EMEA	118.9	7.4	1.1	127.4	138.4	—	138.4	(14.1)%	(7.9)%
Emerging Markets	124.2	1.5	1.3	127.0	119.1	—	119.1	4.3%	6.6%
EES	$1,173.0	$15.6	$12.6	$1,201.2	$1,174.0	$—	$1,174.0	(0.1)%	2.3%

Utility Power Solutions
North America	$885.7	$4.2	$0.6	$890.5	$837.0	$—	$837.0	5.8%	6.4%
UPS	$885.7	$4.2	$0.6	$890.5	$837.0	$—	$837.0	5.8%	6.4%

Total	$4,371.1	$50.1	$13.2	$4,434.4	$4,102.1	$48.4	$4,150.5	6.6%	6.8%

Geographic Sales
North America	$3,542.2	$19.7	$10.8	$3,572.7	$3,374.9	$—	$3,374.9	5.0%	5.9%
EMEA	300.8	17.6	1.1	319.5	341.6	1.7	343.3	(11.9)%	(6.9)%
Emerging Markets	528.1	12.8	1.3	542.2	385.6	46.7	432.3	37.0%	25.4%
Total	$4,371.1	$50.1	$13.2	$4,434.4	$4,102.1	$48.4	$4,150.5	6.6%	6.8%

Note: There were 128 billing days June YTD in 2019 and 2018. Adjustment for billing days unnecessary.

ANIXTER INTERNATIONAL INC.
Financial Measures That Supplement U.S. GAAP (Unaudited) - continued

(In millions, except per share amounts)	Favorable (Unfavorable) Impact
	Three Months Ended		Six Months Ended
	June 28, 2019	June 29, 2018	June 28, 2019	June 29, 2018

Items impacting comparability of results:
Items impacting operating expense and operating income:
Amortization of intangible assets	$(8.8)	$(9.7)	$(17.6)	$(19.0)
Restructuring charge	—	(9.2)	—	(9.2)
Acquisition and integration costs	—	(2.3)	0.3	(2.6)
CEO retirement agreement expense	—	(2.6)	—	(2.6)
U.K. facility relocation costs	—	(0.4)	—	(0.6)
Total of items impacting operating expense and operating income	$(8.8)	$(24.2)	$(17.3)	$(34.0)
Total of items impacting pre-tax income	$(8.8)	$(24.2)	$(17.3)	$(34.0)
Items impacting income taxes:
Tax impact of items impacting pre-tax income above	$2.2	$5.8	$4.4	$8.0
Reversal of deferred income tax valuation allowances	—	1.8	—	1.8
Tax expense related to domestic permanent tax differences	—	(0.5)	—	(0.5)
Total of items impacting income taxes	$2.2	$7.1	$4.4	$9.3
Net income impact of these items	$(6.6)	$(17.1)	$(12.9)	$(24.7)
Diluted EPS impact of these items	$(0.19)	$(0.51)	$(0.38)	$(0.73)

U.S. GAAP to Non-GAAP Net Income and EPS Reconciliation:
Net income – U.S. GAAP	$63.5	$34.8	$102.6	$66.9
Items impacting net income	6.6	17.1	12.9	24.7
Net income – Non-GAAP	$70.1	$51.9	$115.5	$91.6

Diluted EPS – U.S. GAAP	$1.86	$1.02	$3.00	$1.96
Diluted EPS impact of these items	0.19	0.51	0.38	0.73
Diluted EPS – Non-GAAP	$2.05	$1.53	$3.38	$2.69

Items Impacting Comparability of Operating Income by Segment	Three Months Ended June 28, 2019
(In millions)	NSS	EES	UPS	Corporate	Total

Operating income - U.S. GAAP	$86.3	$38.2	$23.1	$(41.9)	$105.7
Operating margin - U.S. GAAP	7.2%	6.3%	5.1%	nm	4.7%

Total of items impacting operating income	$4.2	$1.3	$3.3	$—	$8.8

Adjusted operating income - Non-GAAP	$90.5	$39.5	$26.4	$(41.9)	$114.5
Adjusted operating margin - Non-GAAP	7.5%	6.5%	5.8%	nm	5.1%

Items Impacting Comparability of Operating Income by Segment	Six Months Ended June 28, 2019
	NSS	EES	UPS	Corporate	Total

Operating income - U.S. GAAP	$157.2	$67.3	$41.6	$(85.8)	$180.3
Operating margin - U.S. GAAP	6.8%	5.7%	4.7%	nm	4.1%

Total of items impacting operating income	$8.3	$2.7	$6.5	$(0.2)	$17.3

Adjusted operating income - Non-GAAP	$165.5	$70.0	$48.1	$(86.0)	$197.6
Adjusted operating margin - Non-GAAP	7.2%	6.0%	5.4%	nm	4.5%
nm - not meaningful

ANIXTER INTERNATIONAL INC.
Financial Measures That Supplement U.S. GAAP (Unaudited) - continued

Items Impacting Comparability of Operating Income by Segment	Three Months Ended June 29, 2018
(In millions)	NSS	EES	UPS	Corporate	Total

Operating income - U.S. GAAP	$66.1	$35.6	$17.9	$(48.3)	$71.3
Operating margin - U.S. GAAP	6.0%	5.9%	4.1%	nm	3.3%

Total of items impacting operating income	$8.7	$3.7	$4.1	$7.7	$24.2

Adjusted operating income - Non-GAAP	$74.8	$39.3	$22.0	$(40.6)	$95.5
Adjusted operating margin - Non-GAAP	6.8%	6.5%	5.1%	nm	4.5%

Items Impacting Comparability of Operating Income by Segment	Six Months Ended June 29, 2018
	NSS	EES	UPS	Corporate	Total

Operating income - U.S. GAAP	$119.6	$67.0	$34.3	$(88.0)	$132.9
Operating margin - U.S. GAAP	5.7%	5.7%	4.1%	nm	3.2%

Total of items impacting operating income	$12.5	$6.1	$7.4	$8.0	$34.0

Adjusted operating income - Non-GAAP	$132.1	$73.1	$41.7	$(80.0)	$166.9
Adjusted operating margin - Non-GAAP	6.3%	6.2%	5.0%	nm	4.1%
nm - not meaningful

2019 and 2018 Effective Tax Rate – U.S. GAAP and Non-GAAP
	Three Months Ended		Six Months Ended
(In millions)	June 28, 2019	June 29, 2018	June 28, 2019	June 29, 2018
Income before income taxes – U.S. GAAP	$85.5	$49.0	$141.6	$94.7
Income tax expense – U.S. GAAP	$22.1	$14.2	$39.0	$27.8
Effective income tax rate	25.8%	29.0%	27.6%	29.4%

Total of items impacting pre-tax income above	$8.8	$24.3	$17.3	$34.0
Total of items impacting income taxes above	$2.2	$7.1	$4.4	$9.3

Income before income taxes – Non-GAAP	$94.3	$73.3	$158.9	$128.7
Income tax expense – Non-GAAP	$24.2	$21.3	$43.4	$37.1
Adjusted effective income tax rate	25.7%	29.1%	27.3%	28.8%

ANIXTER INTERNATIONAL INC.
Financial Measures That Supplement U.S. GAAP (Unaudited) - continued

2019 EBITDA and Adjusted EBITDA by Segment
	Three Months Ended June 28, 2019
(In millions)	NSS	EES	UPS	Corporate	Total
Net income (loss)	$86.3	$38.2	$23.1	$(84.1)	$63.5
Interest expense	—	—	—	19.4	19.4
Income taxes	—	—	—	22.1	22.1
Depreciation	2.4	1.8	0.9	4.6	9.7
Amortization of intangible assets	4.2	1.3	3.3	—	8.8
EBITDA	$92.9	$41.3	$27.3	$(38.0)	$123.5
EBITDA leverage	3.2x	33.1x	5.1x	nm	7.7x
EBITDA as a % of sales	7.7%	6.8%	6.0%	nm	5.5%

Foreign exchange and other non-operating expense	$—	$—	$—	$0.7	$0.7
Stock-based compensation	0.7	0.5	0.1	3.9	5.2
Adjusted EBITDA	$93.6	$41.8	$27.4	$(33.4)	$129.4
Adjusted EBITDA leverage	2.4x	15.4x	4.1x	nm	3.4x
Adjusted EBITDA as a % of sales	7.8%	6.9%	6.0%	nm	5.7%

	Six Months Ended June 28, 2019
	NSS	EES	UPS	Corporate	Total
Net income (loss)	$157.2	$67.3	$41.6	$(163.5)	$102.6
Interest expense	—	—	—	39.8	39.8
Income taxes	—	—	—	39.0	39.0
Depreciation	4.8	3.6	1.8	8.8	19.0
Amortization of intangible assets	8.3	2.7	6.6	—	17.6
EBITDA	$170.3	$73.6	$50.0	$(75.9)	$218.0
EBITDA leverage	3.0x	nm	2.9x	nm	4.8x
EBITDA as a % of sales	7.4%	6.3%	5.6%	nm	5.0%

Foreign exchange and other non-operating (income)	$—	$—	$—	$(1.1)	$(1.1)
Stock-based compensation	1.3	0.8	0.2	7.0	9.3
Restructuring charge	—	—	(0.1)	0.1	—
Acquisition and integration costs	—	—	—	(0.3)	(0.3)
Adjusted EBITDA	$171.6	$74.4	$50.1	$(70.2)	$225.9
Adjusted EBITDA leverage	2.6x	nm	2.4x	nm	2.8x
Adjusted EBITDA as a % of sales	7.4%	6.3%	5.7%	nm	5.2%

nm - not meaningful

ANIXTER INTERNATIONAL INC.
Financial Measures That Supplement U.S. GAAP (Unaudited) - continued

2018 EBITDA and Adjusted EBITDA by Segment
	Three Months Ended June 29, 2018
(In millions)	NSS	EES	UPS	Corporate	Total
Net income (loss)	$66.1	$35.6	$17.9	$(84.8)	$34.8
Interest expense	—	—	—	19.0	19.0
Income taxes	—	—	—	14.2	14.2
Depreciation	0.9	0.7	0.9	5.2	7.7
Amortization of intangible assets	4.2	2.1	3.4	—	9.7
EBITDA	$71.2	$38.4	$22.2	$(46.4)	$85.4
EBITDA leverage	0.4x	2.4x	-2.1x	nm	-1.9x
EBITDA as a % of sales	6.5%	6.3%	5.1%	nm	4.0%

Foreign exchange and other non-operating expense	$—	$—	$—	$3.3	$3.3
Stock-based compensation	0.4	0.4	0.2	6.2	7.2
Restructuring charge	2.1	1.3	0.7	5.1	9.2
Acquisition and integration costs	2.3	—	—	—	2.3
U.K. facility relocation costs	0.1	0.3	—	—	0.4
Adjusted EBITDA	$76.1	$40.4	$23.1	$(31.8)	$107.8
Adjusted EBITDA leverage	1.4x	3.0x	-1.7x	nm	0.7x
Adjusted EBITDA as a % of sales	6.9%	6.7%	5.3%	nm	5.0%

	Six Months Ended June 29, 2018
	NSS	EES	UPS	Corporate	Total
Net income (loss)	$119.6	$67.0	$34.3	$(154.0)	$66.9
Interest expense	—	—	—	37.2	37.2
Income taxes	—	—	—	27.8	27.8
Depreciation	1.7	1.2	1.8	10.4	15.1
Amortization of intangible assets	8.0	4.3	6.7	—	19.0
EBITDA	$129.3	$72.5	$42.8	$(78.6)	$166.0
EBITDA leverage	-1.2x	2.0x	-1.3x	nm	1.7x
EBITDA as a % of sales	6.2%	6.2%	5.1%	nm	4.0%

Foreign exchange and other non-operating expense	$—	$—	$—	$1.0	$1.0
Stock-based compensation	0.8	0.8	0.5	9.7	11.8
Restructuring charge	2.1	1.3	0.7	5.1	9.2
Acquisition and integration costs	2.3	—	—	0.3	2.6
U.K. facility relocation costs	0.1	0.5	—	—	0.6
Adjusted EBITDA	$134.6	$75.1	$44.0	$(62.5)	$191.2
Adjusted EBITDA leverage	-0.4x	2.4x	-1.1x	nm	-0.1x
Adjusted EBITDA as a % of sales	6.4%	6.4%	5.3%	nm	4.7%

nm - not meaningful